Exhibit 10(b)
- -------------

                              SCOTT PAPER COMPANY
                                PERFORMANCE PLAN

                      (Amended effective January 1, 1995)


1.  THE PLAN
    --------

The purpose of the Scott Paper Company Performance Plan (the "Plan") is to provide incentive and reward to salaried and certain non-union hourly employees of the Company and certain of its subsidiaries.


2.  DEFINITIONS
    -----------

(a) An employee shall be considered "actively employed" during only that portion, if any, of a leave of absence for which he or she receives a salary or salary continuation payments.

(b) "Award date" shall mean the date on which awards are granted under the Plan for an incentive year as provided in Section 5(a).

(c) "Beneficiary" shall mean the beneficiary designated by the participant under the Company Basic Group Life Insurance.

(d)  "Board of Directors" shall mean the Board of Directors of Scott Paper
Company.

(e)  "Company" shall mean Scott Paper Company.

(f) "Employee" shall mean any person employed on a full-time or regular part-time salaried basis, or any person employed on a full-time hourly basis at the Company facilities at San Antonio, Texas no later than October 1 of the relevant incentive year by the Company, or by any U.S. subsidiary or designated foreign subsidiary; provided that persons employed at any location or in any organization of the Company or any such subsidiary which is (i) excluded from participation in the Plan by the Operating Committee prior to the relevant incentive year or (ii) covered by another incentive or bonus plan, shall not be considered employees for purposes of the Plan.

(g)  "Operating Committee" shall mean the Operating Committee of the Company.

(h) "Incentive year" shall mean a Company fiscal year for which awards are granted under the Plan.

(i) "Compensation Committee" shall mean the Compensation Committee appointed by the Board of Directors and consisting of Directors.

(j) "Participant" shall mean any employee to whom an award has been granted under the Plan.
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(k)  "Plan Administrator" shall mean the Company's Vice President - Human
Resources.

(l) "Qualified Domestic Relations Order" shall have the meaning given to it under the Retirement Equity Act of 1984 and regulations promulgated with respect thereto.

(m) "Schedule" shall mean each Schedule to the Plan adopted and amended from time to time pursuant to Section 4.


3.  ADMINISTRATION OF THE PLAN
    --------------------------

The Plan shall be administered by the Plan Administrator. Subject to the express provisions of the Plan and the Schedules, the Plan Administrator shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for the administration of the Plan. All actions and determinations of the Plan Administrator shall be subject to review by the Operating Committee.


4.  INITIAL CALCULATION OF AWARDS
    -----------------------------

The Compensation Committee shall adopt one or more Schedules to the Plan providing for the initial calculation of awards, and may amend or discontinue one or more of such Schedules at any time or from time to time; provided that each Employee shall be covered by one Schedule at any point in time. Such Schedules will be used by the Chief Executive Officer and the Corporate Compensation and Benefits Department in determining the total amount of awards and the amount of each individual award which they will recommend to the Compensation Committee or submit to the executive in charge of the operating division or corporate staff function to which the employee is assigned, as provided by Section 5. Nothing in this Plan or any such Schedule shall require the Chief Executive Officer to recommend an award for any particular individual or group of individuals. The foregoing shall be subject to Section 7.


5.  DETERMINATION AND GRANT OF AWARDS
    ---------------------------------

(a) The total amount of all awards granted under the Plan for an incentive year shall be subject to review and approval by the Compensation Committee. In the event of any adjustment in such total, each committee empowered to grant awards shall make appropriate adjustment in the individual awards it is empowered to grant.

(b) All employees who, as of October 1 of an incentive year, report directly to the Chief Executive Officer shall be granted awards, if any, for such incentive year by the Compensation Committee not later than February of the year following the incentive year and such committee shall have full discretion with respect to the granting of awards and the amounts thereof.

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

(c) All employees who, as of October 1 of an incentive year, do not report to the Chief Executive Officer shall be granted awards, if any, for such incentive year as follows. At the close of each incentive year, and in accordance with the provisions of the Plan, the applicable Schedules and the rules relating thereto, the Corporate Compensation and Benefits Department shall calculate an award for each employee for such year, the award so calculated to be submitted to the executive in charge of the employee's operating division or corporate staff function for such modification (including elimination) as he or she deems appropriate in his or her sole discretion. After review and modification of such awards by the Operating Committee, if it exercises its right to do so, the awards approved hereunder will be granted on the award date.

(d)  Notwithstanding the foregoing, no award granted to any person covered by
Schedule 1 under this Plan shall exceed twice such person's rate of base salary in effect on October 1 of the incentive year for which the grant is made.

(e) All grant decisions, recommendations and calculations under this Section 5 shall be subject to Section 7.


6.   PAYMENT OF AWARDS
     -----------------

(a)  Cash Awards
     -----------

Except as provided in one or more Schedules to the Plan, each award shall be paid in cash prior to April of the year in which the award is granted. In the event of the death of a participant, the amount of any award which has not then been paid shall be paid to his or her beneficiary.

(b)  Wage Stabilization and Withholding Taxes
     ----------------------------------------

The grant and payment of awards under the Plan shall be subject to any applicable wage and salary stabilization regulations that may be in effect from time to time, and to any tax withholding requirements of applicable federal, state or local law or regulation.

(c)  Non-Alienation
     --------------

During a participant's lifetime, the payment of any award under the Plan shall be made only to him or to her. No award or other interest under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt by a participant or any other beneficiary under the Plan to do so shall be void. In the event of any such attempt by or the bankruptcy of a participant or beneficiary, such award or other interest may in the discretion of the Plan Administrator be terminated. No award or other interest under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of a participant or beneficiary entitled thereto. However, the

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

foregoing provisions of this subsection (c) shall be inapplicable to any award to or interest of a participant under the Plan to the extent provided in any qualified domestic relations order.


7.  PROTECTION OF EARNED BENEFITS
    -----------------------------

The purpose of this Section 7 is to protect the earned benefits of employees under the Plan as of the date of a Change of Control. Notwithstanding anything else contained in the Plan or any Schedule, each person who is an employee on the date of a Change of Control shall be granted an award for the incentive year during which the Change of Control occurs which shall not be less than (a) the amount he or she would have been awarded on the basis that (i) all provisions in the applicable Schedule permitting adjustments in calculations or the factors relating thereto had been deleted as of the date of the Change of Control, (ii) any reduction in his or her target award percentage, similar factor or pay level under the applicable Schedule after the Change of Control shall not be taken into account, and (iii) the text of the Plan and the applicable Schedule, as in effect immediately before the Change of Control, had otherwise remained unchanged, multiplied by (b) a fraction, the numerator of which shall be the number of days in the incentive year before the Change of Control during which such person was an employee and the denominator of which shall be 365.

In the event of a Change of Control of the Company, the Company shall pay all of the legal fees and expenses reasonably incurred by an employee or such employees' beneficiary (or by any legal defense trust created by the Company) to enforce his or her rights under the Plan, as in effect immediately before such Change of Control. The Company shall pay such fees and expenses promptly after bills therefor are submitted from time to time by attorneys representing the claimant. However, the Company will not be obligated to pay such fees and expenses if it proves in a court of law that the claimant's claim is not well grounded in fact and warranted by existing law or a good faith argument for the extension, modification or reversal of existing law. In any such proceeding, the burden of proof shall be on the Company. Notwithstanding anything else contained in the Plan, the rights of employees and their beneficiaries under this paragraph shall survive amendment of this paragraph, as well as termination of the Plan, after a Change of Control, regardless of whether such rights arise before or after the date of amendment or termination.

"Change of Control" shall mean the first to occur of the following events:

     (a) Any person within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "1934 Act"), other than Scott Paper Company or an entity controlled by the Company (including an employee plan established primarily for the benefit of the Company employees or employees of any entity controlled by the Company), acquires beneficial ownership of, or, acting alone or in concert with others, acquires voting power over voting shares of the Company that would entitle the holders thereof to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of Directors of the Company; or

     (b) At any time within any period of two consecutive years, persons who (i) at the beginning of such period constitute the Board of Directors, or (ii) become Directors after the beginning of such period and whose election, or nomination for election by the shareholders of the Company, was approved by a vote of at least two-thirds of the persons who were Directors at the beginning of such period, cease for any reason to constitute at least a majority of such Board of Directors; provided that any person who ceases to be a Director by reason of death or disability shall be excluded from the numerator and the denominator in all calculations hereunder.


8.   AMENDMENT; TERMINATION
     ----------------------

Subject to Section 7, the Plan may be suspended or terminated at any time by the Board of Directors and shall continue until so terminated. Subject to Section 7, (a) the Board of Directors may at any time amend Section 7 or this Section 8 of the Plan; (b) the Compensation Committee may at any time amend any Schedule or the Plan, other than Section 7 or this Section 8; and (c) the Operating Committee may at any time amend the Plan, other than Section 5, Section 7 or this Section 8, or any Schedule. Notwithstanding the above, no amendment, suspension or termination shall affect the payment of awards theretofore granted under the Plan.

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

                              SCOTT PAPER COMPANY
                                PERFORMANCE PLAN
                                  (The "Plan")

                                 SCHEDULE NO. 1

                     (As Amended effective January 1, 1995)



A.  Definitions
    -----------

     1. "The Schedule 1 unit" includes all business units referenced in the Plan's definition of "Employee", other than sales organizations.

     2. "A Schedule 1 business unit" means each division, subdivision or corporate staff organization within the Schedule 1 unit designated as a Schedule 1 business unit for each incentive year by the Operating Committee.

     Terms defined in the Plan are used herein as so defined.

B.  Applicability
    -------------

     1. For each incentive year, this Schedule applies to all employees who, at any time on or before October 1 of such year, are actively employed by a
Schedule 1 business unit.

     2. An employee shall not be eligible for an award calculated under this Schedule for any incentive year during which (i) he voluntarily terminates his employment, or (ii) the Company terminates his employment; provided that an employee may be eligible for such an award at the sole discretion of the Company if his or her employment is terminated pursuant to (a) a mutual agreement with the Company, (b) being classified as "Agreed Workforce Reduction" under a separation program adopted by the Company, or (c) the disposition or closure of the business unit of which the employee is a part.

C.  Initial Calculation of Awards
    -----------------------------

     The initial calculation of each employee's award for each incentive year shall be made as follows.

     1. Each employee's award opportunity, based on his or her pay level as of October 1 of the incentive year, shall be determined by reference to the grid set forth on Exhibit A, assuming that the employee is employed by the Company in the same Schedule 1 business unit for the entire incentive year.

     2. If an employee is employed in a Schedule 1 business unit for less than the entire incentive year, his or her award opportunity with respect to that
Schedule 1 business unit shall be prorated appropriately.

     3. The award opportunities of all employees in the same Schedule 1 business unit shall be added together, and may be reallocated among such employees by the executive in charge of the employee's
Schedule 1 business unit, in the discretion of such executive, subject to review in accordance with the Plan.




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

                                   EXHIBIT A
                                   ---------


I.   CORPORATE STAFF
- --   ---------------

Pay Level                     % of NI Greater Than 10% of AE*
- ---------                     -------------------------------

14                                0.3
13                                0.25
12                                0.125
11                                0.1
10                                0.08
9                                 0.06
8                                 0.05
7                                 0.03
6                                 0.02
5                                 0.0082, but not more than $12,500
4                                 0.0082, but not more than $10,000
3                                 0.0082, but not more than $7,500
2                                 0.0082, but not more than $5,000
1                                 0.0082, but not more than $3,240

- -----------------

* "NI" means the Company's net income, as reported in its audited financial statements for the incentive year. "AE" means the Company's average shareholders' equity for the incentive year, determined by averaging the shareholders' equity, at the end of the prior fiscal year and at the end of the incentive year, in each case as reported on the Company's audited financial statements.

II.  BUSINESS UNITS
- ---  --------------

Pay Level           Award Opportunity as
- ---------           ---------------------
                    Percent of Base Salary
                    ----------------------
14                       45%
13                       40%
12                       35%
11                       30%
10                       25%
9                        20%
8                        17.5%
7                        15%
6                        12.5%
5                        10%
4                          7.5%
3                          5%
1-2                        3.5%


The "award opportunity" shall be multiplied by the applicable amount shown in Attachment 1 to obtain the amount of the award.

ATTACHMENT I
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
========================================================================================================================
                                                  1995 INCENTIVE PLAN
                                                  BUSINESS UNIT PLAN
- ------------------------------------------------------------------------------------------------------------------------
Operating Income
$MM USD
- ------------------------------------------------------------------------------------------------------------------------
Actual Operating    Greater      80      90      100      110      120      125     130     140     150     175     200
Income as a %       Than 80
of Plan
- ------------------------------------------------------------------------------------------------------------------------
Bonus as a %              0      60      80      100      120      140      150     160     180     200     300     400
of Plan
- ------------------------------------------------------------------------------------------------------------------------
Bonus Opportunity         0    0.6X    0.8X       1X     1.2X     1.4X      1.5X   1.6X    1.8X      2X      3X      4X
========================================================================================================================

          *   Unit Capital Budget = $______

          *   Unit Working Capital Budget = $_____

  NOTES:
  * Actual operating income attained will determine the actual bonus opportunity for the business unit

  * All performance measures - operating income, capital and working capital budgets are to be established and measured in U.S. dollars

  *  Overall criteria must be met before business unit plans payout